EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K/A, into the Company’s previously filed Registration Statement File No. 333-48876 on Form S-8.

/s/ Arthur Andersen LLP

Detroit, Michigan,
   April 26, 2001